EXHIBIT 10.4

FIRST AMENDMENT TO THE

PREFERRED STOCK PURCHASE AGREEMENT

BY AND BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC.

AND BARRON PARTNERS LP

This First Amendment (this “Amendment”) to that certain Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and between Computer Software Innovations, Inc., a Delaware corporation (the “Company”) and Barron Partners LP, a Delaware limited partnership (the “Investor”) originally executed as of February 10, 2005 is made and entered into as of this 7th day of November, 2005.

WHEREAS, the Company and the Investor have agreed to make certain amendments to the ongoing obligations contained in the Purchase Agreement;

WHEREAS, the Company has approved and will, contemporaneously herewith, file that certain Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Convertible Stock with the Secretary of State of Delaware;

WHEREAS, the Company has approved and will, contemporaneously herewith, file that certain Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State;

WHEREAS, the Company and Investor have approved and will, contemporaneously herewith, execute that certain First Amendment to the Registration Rights Agreement by and between the Company and the Investor; and

WHEREAS, the Company and Investor have approved and will, contemporaneously herewith, execute that certain First Amendment to Computer Software Innovations, Inc. Common Stock Purchase Warrant “A” and that certain First Amendment to Computer Software Innovations, Inc. Common Stock Warrant “B.”

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Purchase Agreement as follows:

1. The Preliminary Statement shall be amended so as to replace all references to the “Certificate of Designation, Rights and Preferences” with references to the “Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock”.

2. The following definition shall be inserted as subsection 1.3.15, and all other definitions shall be renumbered as applicable:

“First Amendment” shall mean the first amendment to this Agreement as executed on November 7, 2005.

3. Subsection 2.1(b) shall be amended by deleting it in its entirety and replacing it with the following:

(b) The Preferred Stock shall be convertible by the Investor into an aggregate total of Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty Six (7,217,736) shares of Common Stock (the “Conversion Shares”) subject to the terms, conditions and restrictions set forth in the Certificate of Designation and the Charter, including, but not limited to, those restrictions limiting beneficial ownership.

4. Subsection 2.1(c) shall be amended by deleting it in its entirety and replacing it with the following:

(c) Upon execution and delivery of this Agreement and the Company’s receipt of Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the

Investor two (2) Warrants to purchase an aggregate of Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty Six (7,217,736) shares of Common Stock at exercise prices as stated in the Warrants, all subject to the terms, conditions and restrictions set forth in the Warrants in the forms attached hereto as Exhibit D, including but not limited to, the restrictions limiting beneficial ownership.

5. Section 4.2 shall be amended by deleting it in its entirety and replacing it with the following:

4.2 Charter and By-Laws. The complete and correct copies of the Company’s Charter and By-Laws, as amended or restated as of the date hereof, the date of Closing and as of the date of the First Amendment, are attached hereto as Schedules 4.2.1, 4.2.2 and 4.2.3, respectively, and each is a complete and correct copy of such document as in or to be in effect on the date hereof, the date of Closing and the date of the First Amendment hereto.

6. Sections 6.14 and 6.15 hereof shall be amended by the deletion of the text to each such Section in its entirety and the replacement of such text with the following:

Intentionally deleted.

7. A new Schedule 4.2.3 shall be inserted containing the Charter and By-Laws as of the date of the First Amendment attached hereto as Schedule 4.2.3.

8. Exhibit A shall be amended by substituting therefor the form of Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Stock attached hereto as Exhibit A.

9. Exhibit B shall be amended by (i) the deletion of the words “Registration Rights Agreement” and the replacement of such language with the phrase, “Registration Rights Agreement as amended” and (ii) the attachment of the First Amendment to the Registration Rights Agreement as Exhibit B-1.

10. Exhibit D shall be amended by (i) the deletion of the word “Warrants” and the replacement of such language with the phrase, “Warrants as amended” and (ii) the attachment of the First Amendment to the Computer Software Innovations, Inc. Common Stock Warrant “A” and the First Amendment to the Computer Software Innovations, Inc. Common Stock Warrant “B” in the forms attached hereto collectively as Exhibit D-1.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Preferred Stock Purchase Agreement as of the day and year first set forth above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP,
A Delaware Limited Partnership

By:	Barron Capital Advisors LLC,
Its:	General Partner

By:	/s/ Andrew Barron Worden
Name:	Andrew Barron Worden
Its:	Managing Member

Schedule 4.2.3

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

COMPUTER SOFTWARE INNOVATIONS, INC.

(Pursuant to Section 242 of Title 8, Chapter 1

of the Delaware Code of 1974, as Amended)

Computer Software Innovations, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “GCLD”), does hereby certify as follows:

FIRST. Effective Date.

The amendments herein contained shall become effective as of the date of filing in accordance with Section 103 of the GCLD.

SECOND. Article Fourth.

Article Fourth shall be amended by the addition of the following sentence at the end of paragraph (c) of said Article Fourth:

Without limiting the foregoing, such terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.

THIRD. This Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the holders of the Corporation’s Common Stock, being all of the stockholders entitled to vote thereon, in accordance with Section 242 of the GCLD. This Amendment to the Certificate of Incorporation was adopted and approved by a written consent of the holders of a majority of the outstanding shares of the Corporation’s Common Stock in accordance with Section 228 of the GCLD.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and the Certificate of Amendment to be signed by the President and attested by the Secretary this 7th day of November, 2005.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

Attested:

By:	/s/ Beverly N. Hawkins
Name:	Beverly N. Hawkins
Its:	Secretary

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

COMPUTER SOFTWARE INNOVATIONS, INC.

(Pursuant to Sections 242 and 245 of Title 8,

Chapter 1 of the Delaware Code of 1974, as amended)

The Corporation was formerly known as VerticalBuyer, Inc. and was initially incorporated on September 24, 1999.

FIRST. Name. The name of the Corporation is Computer Software Innovations, Inc.

SECOND. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time, (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and other laws of Delaware.

FOURTH. Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares. The authorized capital stock is divided into Forty Million (40,000,000) shares of common stock, $.001 par value (the “Common Stock”) and Fifteen Million (15,000,000) shares of preferred stock, $.001 par value (the “Preferred Stock”). Stockholders shall not have preemptive rights to acquire additional shares of stock of any class which the Corporation may elect to issue or sell.

(a) Common Stock. Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or provided for by the DGCL, each holder of Common Stock shall have one vote per share of Common Stock held by such holder on all matters on which holders of Common Stock are entitled to vote and shall have the right to receive notice of and to vote at all meetings of the stockholders of the Corporation. The holders of Common Stock shall have the right to receive dividends as and if declared by the Board of Directors in its sole discretion, subject to any limitations on the declaring of dividends imposed by the DGCL or the rights of holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH.

(b) Preferred Stock. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issuance of one or more classes of Preferred Stock and, with respect to each such class, to fix by resolution or resolutions providing for the issue of such class, the voting powers, full or limited, if any, of the shares of such class, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class thereof shall include, but not be limited to, the determination or fixing of the following:

(i) the designation of such class;

(ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

(iii) the dividend rate of such class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

(iv) whether the shares of such class shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

(vi) whether the shares of such class shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vii) the extent, if any, to which the holders of shares of such class shall be entitled to vote with respect to the election of directors or otherwise;

(viii) the restrictions, if any, on the issuance or reissuance of any additional Preferred Stock;

(ix) the rights of the holders of the shares of such class upon the dissolution of, voluntary or involuntary liquidation, winding up or the distribution of assets of the Corporation; and

(x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.

(c) Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or by the DGCL, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the

Corporation or shares or other securities of any successor in interest of the Corporation (a “Successor”), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate.

FIFTH. Term. The Corporation is to have perpetual existence.

SIXTH. Management of the Affairs of the Corporation.

(a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate or by the Amended and Restated Bylaws of the Corporation (the “Bylaws”).

(b) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(i) The Board of Directors shall have the power to make, alter, amend, change or repeal the Bylaws by the affirmative vote of a majority of the members of the Board of Directors then in office. In addition, the Bylaws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

(ii) The number of directors of the Corporation shall be not less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

(iii) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

SEVENTH. Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article SEVENTH.

Any repeal of or amendment to this Article SEVENTH shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

EIGHTH. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

NINTH. Corporate Records. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

TENTH. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and in any certificate amendatory hereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder or thereunder are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH of this Certificate.

ELEVENTH. Indemnification.

(a) The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

(b) Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article ELEVENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

(c) The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

(d) The indemnification rights provided in this Article ELEVENTH (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article ELEVENTH.

TWELFTH. When the amendments herein certified become effective, the aggregate value of capital represented by all issued shares immediately after the amendment will not be less than the aggregate value of capital represented by all issued shares immediately before the amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of the amendments.

THIRTEENTH. This Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the Shareholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The Shareholders approval and adoption of this Amendment to the Certificate of Incorporation was adopted by a written consent of the majority shareholder in accordance with Section 228 of the General Laws of the State of Delaware.

This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its President and Chief Executive Officer and attested to by its Secretary this 10th day of February, 2005.

COMPUTER SOFTWARE INNOVATIONS, INC.
(F/K/A VERTICALBUYER, INC.)

		By:	/s/ Nancy K. Hedrick
		Its:	President and Chief Executive Officer

Attested:

By:	/s/ Beverly N. Hawkins
Its:	Secretary

AMENDED AND RESTATED BYLAWS

OF COMPUTER SOFTWARE INNOVATIONS, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meeting. A meeting of stockholders shall be held in each year for the election of directors at such time and place as the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 2.3 Notice of Annual Meetings. Unless otherwise provided by law, written notice of the annual meeting of stockholders, stating the time, place and date thereof shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.6 Notice of Special Meetings. Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place, date and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting except as provided in Section 4.2, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.8 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, any Vice President, shall preside at meetings of the stockholders. The Secretary of the Corporation shall act as Secretary, but in the absence of the Secretary the presiding officer shall appoint a Secretary.

Section 2.9 Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote (a “Stockholder Proposal”) shall be submitted to the stockholders of the Corporation unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders’ meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders’ meeting in question.

(b) Only persons who are selected and recommended by the Board of Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Section 2.9, shall be eligible for election or qualified to serve as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.9 except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any Corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any Corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person and Persons, (x) the name and business address of such person and Persons as they appear on the books of the Corporation (if they so appear); (y) the class and number of shares of the Corporation which are beneficially owned by such person and Persons, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the Corporation or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of the proxy materials and/or notice for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Section 2.10 Action by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of these By-laws, applicable law, or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.11 Voting; Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock which has been transferred on the books of the Corporation within twenty days preceding an election of directors shall be voted on at such election of directors.

Section 2.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by law, to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner indicated above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number, Qualifications and Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office, provided that no resolution decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least 66 2/3% of the members of the Board of Directors then in office. Subject to the rights, if any, of holders of Preferred Stock of the Corporation, the retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office. Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at meetings of stockholders, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation. None of the directors need be stockholders of the Corporation. A director may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such director.

Section 3.2 Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall continue until the next annual meeting and until their successors are elected and have qualified.

Section 3.3 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6 Notice of Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on two days notice to each director, either personally or by mail, telephone or telegram; special meetings shall be called in like manner and on like notice on the written request of at least two directors.

Section 3.7 Quorum; Voting. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Written Action. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate such committees as the Board of Directors deems appropriate, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, declaring a dividend, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; unless the resolution expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock or adopt a certificate of ownership pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it and report the same to the Board of Directors when required.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

Section 3.10 Compensation Committee. The Board of Directors may by resolution passed by a majority of the whole Board, designate a Compensation Committee, to which the Board shall delegate the authority to fix the compensation of the directors and the executive officers of the Corporation. The members of the Compensation Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee.

Section 3.11 Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Audit Committee, which shall have duty to recommend to the Board of Directors or itself approve the accounting firm to be selected by the Board, or to be recommended by it for stockholder approval, as independent auditor of the Corporation and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the respective auditing agency and shall promptly report to the Board of Directors. The committee shall additionally submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards. The members of the Audit Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee and as determined in accordance with all applicable laws and stock exchange listing requirements.

Section 3.12 Nominating Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate a Nominating Committee, to which the Board shall delegate the authority for the evaluation and recommendation of persons for election or appointment to the Board of Directors.

Section 3.13 Participation In Meeting By Telephone. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 4.1 Generally. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telephone.

Section 4.2 Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.3 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 5.1 Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Chief Executive Officer, President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents (which may include Senior Vice-Presidents and Executive Vice-Presidents), one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents as the Board of Directors may from time to time deem necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person and any office may be shared by more than one person unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 5.2 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation, other than the Chief Executive Officer, to an officer of the Corporation.

Section 5.3 Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4 Authorities and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates. Every owner of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board or Chief Executive Officer, or President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.2 Transfer Agents; Registrars. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 6.3 Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or mutilated upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or mutilated certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or mutilated upon the issuance of such new certificate.

Section 6.4 Transfers of Stock. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer and such duty has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (ii) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, By-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

(b) The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (ii) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

Section 6.5 Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b) If no record date is fixed:

(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 7.5 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These By-laws may be altered or repealed or new By-laws may be adopted, either by the Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Right of Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Sections 9.1(a) or 9.1(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under sections 9.1(a) or 9.1(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or

(ii) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(iii) By the stockholders.

Section 9.2 Undertakings for Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.3 Claims. If a claim for indemnification or payment of expenses under this Article IX is not paid with 60 days after a written claim therefore is received by the Corporation, the claimant may recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting the claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 9.4 Relationship to Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.6 Continuation of Rights. The indemnification and advancement of expenses provided by or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 9.7 Amendments. All rights to indemnification under this by-law shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this by-law is in effect. No amendment or repeal of this bylaw or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent of the Corporation any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this by-law with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement which arise out of any action, suit or proceeding based in whole or in substantial part on any act or failure to act, actual or alleged, which takes place while or before this by-law is in effect. The provision of this section shall apply to any such action, suit or proceeding whenever commenced, including such action, suit or proceeding commenced after any amendment or repeal of this by-law.

Section 9.8 Severability. In the event that any of the provisions of this Article IX (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise enforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

Exhibit A

COMPUTER SOFTWARE INNOVATIONS, INC.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 242 of Title 8, Chapter 1

of the Delaware Code of 1974, as amended)

The undersigned, Nancy K. Hedrick and Beverly N. Hawkins, do hereby certify that:

1. They are the President and Secretary, respectively, of Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc. (the “Corporation”).

2. The Corporation is authorized to issue 15,000,000 shares of preferred stock, of which 7,217,736 shares of Series A Convertible Preferred Stock have been previously issued.

3. The Corporation and the holder of all outstanding shares of the Series A Convertible Preferred Stock (the “Preferred Stockholder”) desire to amend the existing Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Original Certificate of Designation”), pursuant to this Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (this “Certificate of Designation”).

4. The Preferred Stockholder, with the ratification and approval of the holders of a majority of the common stock of the Corporation, has approved and consented to this restated Certificate of Designation pursuant to a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and Section 4 of the Original Certificate of Designation.

5. The Board of Directors of the Corporation has adopted resolutions approving and adopting this restated Certificate of Designation including, among other things, the increase in the number of shares of Series A Convertible Preferred Stock from 7,217,736 to 8,300,472.

6. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 15,000,000 shares, $.001 par value per share, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, the Board of Directors of the Corporation has previously exercised its authority as aforesaid to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which consists of 7,217,736 shares of the preferred stock which the Corporation has previously issued and which was designated by the Board of Directors of the Corporation as Series A Convertible Preferred Stock pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Original Certificate of Designation”); and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and with stockholder approval as set forth in the General Corporation Law of the State of Delaware, to amend and restate the Original Certificate of Designation pursuant to, and to adopt, this Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (this “Certificate of Designation”), and to fix the rights, preferences, restrictions and other matters relating to such series of the preferred stock, which shall consist of up to 8,300,472 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby adopt and approve this restated Certificate of Designation and does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES A PREFERRED STOCK

Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Series A Preferred Stock and Warrants have been satisfied or waived, including the satisfaction of all provisions of the Escrow Agreement entered into pursuant to the terms of the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, $.001 par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Ratio” shall have the meaning set forth in Section 6(a).

“Conversion Value” shall have the meaning set forth in Section 6(a).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b) hereof.

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and of any convertible securities, options or warrants issued and outstanding on the date of this Certificate of Designation, provided that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” shall have the meaning set forth in Section 7(f)(iv) hereof.

“Holder” shall have the meaning given such term in Section 2 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

“Person” means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of February 10, 2005, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Corporation.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean the Five Million Forty-two Thousand Two Hundred Fifty Dollars ($5,042,250.00) to be paid for the Series A Preferred Stock purchased pursuant to the Purchase Agreement, in United States Dollars and in immediately available funds.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Series A Preferred Stock then outstanding.

Section 2. Designation, Amount and Par Value. The series of preferred stock, which shall consist of 8,300,472 shares, shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock” or “Preferred Stock”) The number of shares so designated shall not be subject to increase without the consent of all of the holders of the Series A Preferred Stock (each a “Holder” and collectively, the “Holders”). Each share of Series A Preferred Stock shall have a par value of $.001 per share. Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

Section 3. Dividends and Other Distributions. No dividends shall be payable with respect to the Series A Preferred Stock. No dividends shall be payable with respect to the Common Stock while the Series A Preferred Stock is outstanding. The Common Stock shall not be redeemed while the Series A Preferred Stock is outstanding.

Section 4. Voting Rights. The Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, or any class of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to $0.6986 (the “Liquidation Value”) before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. At the election of a Holder made by written notice delivered to the Corporation at least two (2) business days prior to the effective date of the subject transaction, as to the shares of Series A Preferred Stock held by such Holder, a Change of Control or a Fundamental Transaction (excluding for purposes of this Section 5 any Fundamental Transaction described in Section 7(f)(iv)(A) or Section 7(f)(iv)(B)) shall be treated as a Liquidation.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be initially convertible, subject to the limitations set forth in Section 6(c), into one (1) share of Common Stock (as adjusted as provided below, the “Conversion Ratio”) at the option of the Holder, at any time and from time to time from and after the Original Issue Date. A Holder shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation by overnight delivery service (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued. The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.6986 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the “Conversion Value”). If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value. Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

b) Automatic Conversion.

(i) Subject to Section 5, all of the outstanding shares of Series A Preferred Stock shall be automatically converted into the Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Corporation (an “Automatic Conversion Event”). A “Change in Control” means a consolidation or merger of the Corporation with or into another company or entity in which the Corporation is not the surviving entity or the sale of all or substantially all of the assets of the Corporation to another company or entity not controlled by the then existing stockholders of the Corporation in a transaction or series of transactions. The Corporation shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing all of the shares of Series A Preferred Stock so converted are either delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent in writing that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the conversion of the Series A Preferred Stock pursuant to this Section 6(b)(i), the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the holder of record of all of the Series A Preferred Stock at its address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable).

c) Beneficial Ownership Limitation. Except as provided in Section 6(b) above, the Corporation shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Corporation are not exercisable nor convertible within sixty (60) days from the date of such determination. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent quarterly reports, Form 10-Q, Form 10-QSB, Annual Reports, Form 10-K, or Form 10-KSB, as the case may be, as filed with the Commission under the Exchange Act (B) a more recent public announcement by the Corporation or (C) any other written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Corporation shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Corporation. This Section 6(c) may be waived or amended only with the consent of the Holders of all of the Series A Preferred Stock and the consent of holders of a majority of the shares of outstanding Common Stock of the Corporation who are not Affiliates. For the purposes of the immediately preceding sentence, the term “Affiliate” shall mean any person: (a) that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with, the Corporation; or (b) who beneficially owns (i) any shares of the Series A Preferred Stock, (ii) the Corporation’s Common Stock Purchase Warrant “A” dated February 11, 2005 or (iii) the Corporation’s Common Stock Purchase Warrant “B” dated February 11, 2005.

d) Mechanics of Conversion

i. Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Series A Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after three (3) Trading Days and increasing to $200 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. The Corporation or any Subsidiary thereof, as applicable, at any time while Series A Preferred Stock is outstanding, shall not offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share less than the then Conversion Value (“Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Value, such issuance shall be deemed to have occurred for less than the Conversion Value).

c) Subsequent Rights Offerings. The Corporation, at any time while the Series A Preferred Stock is outstanding, shall not issue rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Value.

d) Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock is outstanding, shall distribute to holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Calculations. All calculations under this Section 7 shall be made to the nearest 1/10,000 of a dollar or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares of Common Stock shall be considered an issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

f) Notice to Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Corporation issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

ii. Notices of Other Events. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction; or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification or Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

iii. Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7 in respect of an Exempt Issuance.

iv. Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designations with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section (f)(iv) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address provided in the Purchase Agreement, facsimile number (864) 442-0647, Attn: Nancy K. Hedrick or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 7th day of November, 2005.

/s/ Nancy K. Hedrick	/s/ Beverly N. Hawkins
Name: Nancy K. Hedrick	Name: Beverly N. Hawkins
Title: President and Chief Executive Officer	Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $.001 per share (the “Common Stock”), of Computer Software Innovations, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned beneficially prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Value of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Certificate Number of Series A Preferred Stock attached hereto:

Number of Shares of Series A Preferred Stock represented by attached certificate:

Number of shares of Series A Preferred Stock subsequent to Conversion:

[HOLDER]

By:
Name:
Title:

Exhibit B-1

FIRST AMENDMENT TO THE

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC.

AND BARRON PARTNERS LP

This First Amendment (this “Amendment”) to that certain Registration Rights Agreement (the “Agreement”) by and between Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc. (the “Company”) and Barron Partners LP, a Delaware limited partnership (the “Investor”) originally executed as of February 10, 2005, is made and entered into as of this 7th day of November, 2005.

RECITALS

WHEREAS, the Company and the Investor entered into the Agreement to provide the Investor with a mechanism that would permit it to sell Shares in the absence of certain restrictions on resale under the 1933 Act; and

WHEREAS, the Company and the Investor have agreed to modify certain terms of the Agreement, including, among other things, the liquidated damages provisions contained therein; and

WHEREAS, the Company and Barron (being the holder of all of the Registrable Securities) wish to enter into this Amendment pursuant to Section 8.1 of the Agreement to evidence such modifications to the Agreement.

AGREEMENT

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1. Definitions. Terms used herein and not defined that are defined in the Agreement shall have for the purposes hereof the respective meanings set forth therein.

2. Amendments to the Registration Rights Agreement. The Agreement shall be amended as follows:

(a) Section 1.2 is deleted in its entirety and replaced with the following:

1.2 Superseder. This Agreement, as amended by the First Amendment thereto dated November 7, 2005 (the “First Amendment”), to the extent that it is inconsistent with any other instrument or understanding among the parties governing the subject matter of this Agreement, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement (including the First Amendment) shall be filed at the Company’s principal office.

(b) Section 2.1 is deleted in its entirety and replaced with the following:

2.1 “Registrable Securities” means and includes the Shares underlying the Preferred Stock and the Warrants issued pursuant to the Preferred Stock Purchase Agreement and the Warrants, and any Shares underlying any additional shares of Preferred Stock issued pursuant to Section 2.8 hereof. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the 1933 Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them. “Shares” shall mean, collectively, the shares of Common Stock of the Company issuable upon conversion of the Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement, those shares of Common Stock of the Company issuable to the Investor upon exercise of the Warrants, and those shares of Common Stock issuable upon conversion of any additional Shares of Preferred Stock issued pursuant to Section 2.8 hereof.

(c) Section 2.2 is deleted in its entirety and replaced with the following:

2.2 Registration of Registrable Securities. The Company shall prepare and file within forty-five (45) days following the Closing Date (the “Filing Date”) a registration statement (including any separate registration statement substituted therefor with the consent of Investor, the “Registration Statement”) covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (i) 120 days following the Closing Date with respect to the Registration Statement, (ii) ten (10) days following the receipt of a “No Review” or similar letter from the SEC or (iii) the first business day following the day the SEC determines the Registration Statement eligible to be declared effective (the “Required Effectiveness Date”). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders of the Preferred Stock and Warrants issued to the Investor pursuant to the Preferred Stock Purchase Agreement or this Agreement, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such

Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

(d) Section 2.8 is deleted in its entirety and replaced with the following:

2.8 Liquidated Damages. If, (i) after 120 days following the Closing Date, the Company does not register the Registrable Securities pursuant to the requirements of Section 2.2 herein, or (ii) the Registration Statement filed pursuant to Section 2.2 herein is not declared effective, or (iii) the Registrable Securities are registered pursuant to an effective Registration Statement and such Registration Statement or other Registration Statement including the Registrable Securities is not effective in the period from 120 days following the Closing Date through two years following the Closing Date, the Company shall, for each such day, issue to the Purchaser, as liquidated damages (“Liquidated Damages”) and not as a penalty, 2,472 shares of Preferred Stock, and for any such day, such issuance shall be effected no later than the tenth business day of the calendar month next succeeding the month in which such day occurs. In addition, if the Company has not filed a registration statement within the forty-five (45) day period following the Closing Date as specified in 2.2, the Company shall, for each such day after forty-five (45) days following the Closing Date and until the filing of a registration statement, issue to the Purchaser, as liquidated damages and not as a penalty, 2,472 shares of Preferred Stock; and for any such day, such issuance shall be effected no later than the tenth business day of the calendar month next succeeding the month in which such day occurs.

The foregoing provisions notwithstanding, the Company shall not be subject to Liquidated Damages with respect to clause (iii) above for (x) any day during a Black-Out Period, or (y) any day during which the Registration Statement is not effective following the filing of an amendment thereto by the Company on advice of counsel that such filing is required to disclose any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (an “Amendment Day”); provided, however, that (i) the Company shall have the benefit of no more than forty-five (45) Amendment Days during any 12-month period, (ii) the Company shall exercise its good faith best efforts to promptly file any such amendment and to cause it to be declared effective by the SEC as soon as reasonably practicable, and (iii) for the purposes of this Agreement, any such amendment shall be deemed a continuation and modification to the Registration Statement to which it relates and not new Registration Statement.

The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages in the form of shares of Preferred Stock. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

The parties hereto agree that the liquidated damages provided for in this Section 2.8 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

The obligation of the Company terminates when the holder of initial Registrable Securities no longer holds more than twenty percent (20%) of its initial Registrable Securities.

3. Integration; Confirmation. On and after the effective date of this Amendment, each reference (i) in the Registration Rights Agreement to “this Agreement,” “herein,” “hereunder,” or words of similar import, or (ii) in the Preferred Stock Purchase Agreement to the “Registration Rights Agreement,” shall be deemed a reference to the Registration Rights Agreement as amended by this Amendment. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. No novation is intended.

4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Amendment which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Amendment.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, all of which taken together shall constitute a single integrated agreement with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Registration Rights Agreement as of the day and year first set forth above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP,
A Delaware Limited Partnership

By:	Barron Capital Advisors LLC,
Its:	General Partner

By:	/s/ Andrew Barron Worden
Name:	Andrew Barron Worden
Its:	Managing Member

Exhibit D-1

FIRST AMENDMENT TO THE

COMPUTER SOFTWARE INNOVATIONS, INC.

COMMON STOCK PURCHASE WARRANT “A”

This First Amendment (the “Amendment”) to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “A” (the “Warrant”) originally issued by Computer Software Innovations, Inc., a Delaware corporation (the “Company”) to Barron Partners LP (the “Holder”) on February 11, 2005, is executed as of this 7th day of November, 2005.

WHEREAS, pursuant to that certain Preferred Stock Purchase Agreement by and between Company and Seller dated February 10, 2005, the Company issued the Warrant to the Holder for the purchase of Three Million Six Hundred Eight Thousand Eight Hundred Sixty-Eight (3,608,868) shares of common stock of the Company; and

WHEREAS, the Company and the Holder now desire to make certain amendments to the Warrant as specifically set forth herein.

NOW THEREFORE, FOR AND IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, the parties agree to amend the Warrant as follows:

1. Section 4 and Section 5 shall be amended by deleting all references to “Section 9” and substituting therefor “Section 12” in each such case.

2. Section 5 shall be amended by adding “but subject to Section 6,” after the comma following the first clause of Section 5(d)(i).

3. Section 6 shall be amended by deleting it in its entirety and replacing it with the following:

6. Maximum Exercise. Subject to Section 9, the Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with the number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in the beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. For the purposes of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange of 1934, as amended, and Rule 13(d)-3 thereunder. This Section 6 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term “Affiliate” shall mean any person: (a) that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (b) who beneficially owns (i) any shares of the Company’s Series A Convertible Preferred Stock, (ii) this Warrant; or (iii) the Company’s Common Stock Purchase Warrant “B” dated February 11, 2005.

4. Section 9 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following:

9. Sale or Merger of the Company. Upon a Change in Control, the maximum exercise restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

5. Section 10 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following:

10. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder thirty (30) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

Except as specifically set forth herein, the Warrant shall remain in full force and effect for the duration of its term.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned hereby execute this document as of the date first set forth above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP,
A Delaware Limited Partnership

By:	Barron Capital Advisors LLC,
Its:	General Partner

By:	/s/ Andrew Barron Worden
Name:	Andrew Barron Worden
Its:	Managing Member

FIRST AMENDMENT TO THE

COMPUTER SOFTWARE INNOVATIONS, INC.

COMMON STOCK PURCHASE WARRANT “B”

This First Amendment (the “Amendment”) to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “B” (the “Warrant”) originally issued by Computer Software Innovations, Inc., a Delaware corporation (the “Company”) to Barron Partners LP (the “Holder”) on February 11, 2005, is executed as of this 7th day of November, 2005.

WHEREAS, pursuant to that certain Preferred Stock Purchase Agreement by and between Company and Seller dated February 10, 2005, the Company issued the Warrant to the Holder for the purchase of Three Million Six Hundred Eight Thousand Eight Hundred Sixty-Eight (3,608,868) shares of common stock of the Company; and

WHEREAS, the Company and the Holder now desire to make certain amendments to the Warrant as specifically set forth herein.

NOW THEREFORE, FOR AND IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, the parties agree to amend the Warrant as follows:

1. Section 4 and Section 5 shall be amended by deleting all references to “Section 9” and substituting therefor “Section 12” in each such case.

2. Section 5 shall be amended by adding “but subject to Section 6,” after the comma following the first clause of Section 5(d)(i).

3. Section 6 shall be amended by deleting it in its entirety and replacing it with the following:

6. Maximum Exercise. Subject to Section 9, the Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with the number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in the beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. For the purposes of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange of 1934, as amended, and Rule 13(d)-3 thereunder. This Section 6 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term “Affiliate” shall mean any person: (a) that directly, or indirectly through one of more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (b) who beneficially owns (i) any shares of the Company’s Series A Convertible Preferred Stock, (ii) the Company’s Common Stock Purchase Warrant “A” dated February 11, 2005, or (iii) this Warrant.

4. Section 9 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following:

9. Sale or Merger of the Company. Upon a Change in Control, the maximum exercise restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

5. Section 10 of the Warrant shall be amended by deleting it in its entirety and replacing it with the following:

10. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder thirty (30) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

Except as specifically set forth herein, the Warrant shall remain in full force and effect for the duration of its term.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned hereby execute this document as of the date first set forth above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP,
A Delaware Limited Partnership

By:	Barron Capital Advisors LLC,
Its:	General Partner

By:	/s/ Andrew Barron Worden
Name:	Andrew Barron Worden
Its:	Managing Member